UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 16, 2009

MEAD JOHNSON NUTRITION COMPANY

(Exact name of Registrant as Specified in Charter)

Delaware	001-34251	80-0318351
(State or other Jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2701 Patriot Blvd., Glenview, Illinois	60026-8039
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (847) 832-2420

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On November 15, 2009, Mead Johnson Nutrition Company (“MJN”) issued a press release announcing the filing of a registration statement on Form S-4 to register the disposition by Bristol-Myers Squibb Company (“BMS”) of all of the shares of class A common stock of MJN owned by BMS. The disposition will be effected by means of an offer by BMS to its shareholders to exchange all or some of their shares of BMS common stock for shares of class A common stock of MJN held by BMS. BMS intends to dispose of its entire ownership interest in MJN through the exchange offer and, if necessary, a subsequent spin-off of any shares it still owns after the exchange offer is completed. A copy of the press release is furnished as Exhibit 99.1 to this report and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

99.1	Press release of Mead Johnson Nutrition Company, dated November 15, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 16, 2009

MEAD JOHNSON NUTRITION COMPANY

	By:	/S/ STANLEY D. BURHANS
Stanley D. Burhans
Vice President & Controller